                                                                 EXHIBIT 10.41


                                   AGREEMENT



                 This Agreement is made as of this fifteen day of August, 1996 by and between Global TeleSystems Group, Inc. ("GTS"), a Delaware corporation having its principal offices at 1751 Pinnacle Drive, North Tower, 12th Floor, McLean, Virginia 22102, USA and Bernard J. McFadden, ("Consultant"), having his residence at Avenue du Castel 13, Braine l'Alleud, 1420 Belgium.

                 WHEREAS, GTS desires to retain Consultant to provide certain services to GTS and to Hermes Europe Railtel B.V. ("Hermes") as described below, all on terms and conditions acceptable to GTS; and

                 WHEREAS, Consultant has extensive experience in the telecommunications industry and is qualified to assist GTS and Hermes;

                 NOW, THEREFORE, the Parties, intending to be legally bound, hereby agree as follows:

                 1 .      Scope of Agreement.  GTS hereby retains Consultant as
a consultant in connection with the provision of the services described below. All services provided by Consultant shall be in accordance with the directions given by the Chief Executive Officer of GTS or his/her designee.

                 2. Term. This Agreement shall commence as of the date specified above, and shall remain in effect until June 30, 1997, with automatic one year renewals on that date and the subsequent anniversaries of that date, unless canceled by either party, in its sole and absolute discretion, upon thirty (30) days advance written notice prior to the end of the initial term or any renewal term (the "Term").

                 3.       Duties of Consultant.

                     (a)     Consultant's services to GTS shall consist of:

                                  (i)      New Ventures -- To act as a member
of an advance team for setting up new ventures with specific emphasis on determining the optimal business, legal, and tax solutions for the venture while also assuring compliance with governing laws and regulations,

                                  (ii)     GTS Worldwide Operations -- To
determine the best European location for establishing a GTS European office to serve as a focal point for managing GTS's worldwide operations, and to provide support to GTS's Chief Operating Officer during organization, staffing and start-up phases,

                                  (iii)    Regulatory /Licensing /Customer
Relations -- To develop the necessary relationships to exploit GTS's assets, including the Monaco country code, and

                                  (iv)     Hermes Supervisory Board - Represent
GTS as a member of the Hermes Supervisory Board.

                          (b)     In connection with Hermes, Consultant's
activities include, among others, the following:

                                  (i)      Monitor project status and progress
on an on-going basis and keep GTS senior management aware of significant events and problems,

                                  (ii)     Assist Hermes management to select
and direct the efforts of qualified consultants to provide in-country representation, support, and relationships with the railroads or the partners, regulatory agencies, customers and vendors,

                                  (iii)    Maintain an on-going relationship
with Alcatel's or other vendor's senior management to assure that Hermes receives maximum support in performing all aspects of the project.

          4. Fees. GTS shall pay Consultant a total of $100,000 in consulting fees each year, on a monthly basis, in arrears.

          5. Information. Any information not elsewhere publicly available, given to Consultant by GTS relating to GTS and its Affiliates, will remain the property of GTS, and be subject to confidential treatment.

          6. Independent Contractor. The relationship of GTS and Consultant is one of independent contractor.

          7. Foreign Corrupt Practices Act. Consultant agrees to comply in all respects with the U.S. Foreign Corrupt Practices Act of 1977 ("FCPA"), as amended, which makes it unlawful for any U.S. company or any officer, director, employee, agent or any stockholder thereof acting on behalf of such U.S. company to directly or indirectly offer to pay any bribe, gift, or thing of value to any foreign official, candidate for foreign office, foreign political party or party officials to influence any act or decision of such persons or entities in their official capacity. Consultant's failure to comply in all respects with the provisions of the FCPA shall constitute a material breach by Consultant of Consultant's obligations hereunder and shall entitle GTS to terminate this Agreement immediately. Consultant hereby acknowledges that he has read the "Global TeleSystems Group, Inc. Policy on Foreign Transactions" (Exhibit A hereto) and that a condition precedent to the effectiveness of this Agreement is Consultant's delivery to GTS of an executed copy of the Addendum (Exhibit B hereto) to such policy. If requested by GTS, Consultant agrees to execute from time to time a Certificate of Compliance (Exhibit C hereto) with the FCPA and attend additional FCPA training in keeping with GTS policy and procedures.

                 8.      Representations and Warranties.

                          (a)     Consultant represents and warrants that this
Agreement is valid and binding as to Consultant, and Consultant's execution, delivery and performance under this Agreement does not contravene or constitute a default under any agreement, arrangement or other understanding to which Consultant is a party.

                          (b)     Consultant has not taken any action prior to
the date hereof which, if taken after the execution and delivery of this Agreement, would constitute a violation of any covenant, representation, or other obligation of Consultant under this Agreement.

                 9.      Miscellaneous.

                          (a)     Governing Law.  This Agreement and the
obligations of the parties hereunder shall be interpreted, construed, and enforced in accordance with the laws of the Commonwealth of Virginia

                          (b)     Notices.  Any notice required to be given
pursuant to the provisions of this Agreement shall be in writing and mailed by overnight courier or certified mail to the parties at the addresses set forth in the opening paragraph of this Agreement. In the case of GTS, notices should be sent to the attention of the General Counsel.

                          (c)     Entire Agreement; Amendment.  This Agreement
is the entire Agreement between the parties concerning the subject matter thereof and any and all prior agreements, negotiations and understandings of the parties with respect thereto, are specifically superseded thereby. No variations, modifications, or changes shall be binding upon any party hereto unless set forth in a document duly executed by each party or by a person duly authorized to act on behalf of each party.

                          (d)     Nonwaiver.  No consent or waiver, express or
implied, by either party to any breach or default by the other party, shall be deemed or construed to be a consent or waiver to any other breach or default in the performance by the parties of any obligation hereunder.

               (e) Severability. If any provision of this Agreement shall be invalid or unenforceable, the remainder of the Agreement and the application thereof shall not be affected thereby and shall be enforced to the extent permitted by law.

               (f) Assignments. Consultant shall not assign or delegate his obligations under this Agreement.

               (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute one and the same agreement.

               (h) Captions. The headings and captions used herein are for convenience only and are not to be considered in the construction or interpretation of any provision of this Agreement.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                                        /s/ BERNARD J. McFADDEN
                                                        -----------------------
Global TeleSystems Group, Inc.                          Bernard J. McFadden



by: /s/ [ILLEGIBLE]
    --------------------------

Title:
       -----------------------

                                                                       Exhibit A


                         GLOBAL TELESYSTEMS GROUP, INC.
                         POLICY ON FOREIGN TRANSACTIONS


               It is the policy of Global TeleSystems Group, Inc. (the "Company") to conduct all of its activity so as to comply with applicable law. In order to ensure this Policy is adhered to, the following rules govern activities outside the United States.

               1 .     Joint venture partners, agents, distributors,
representatives and anyone else who acts on behalf of the Company or its affiliates in connection with transactions outside the United States ("Representative") will be selected on the basis of the person's reputation for professionalism and integrity.

               2. Before any Representative is retained, a background check will be conducted. A written report and recommendation on the basis of the background check will be sent to the relevant Senior Vice President whose written approval is required before any Representative is retained. The report will describe the following information as to the proposed Representative:

                 a.       Size of the firm in terms of people and facilities.
                 b.       Number years of operation.
                 c. Number and reputation of Representative's other clients.
                 d.       Qualifications of Representative's technical staff.
                 e.       Adequacy of support staff.
                 f. Familiarity with and adherence to the principles of the United States Foreign Corrupt Practices
                          Act (the "FCPA").
                 g. Reputation for professionalism, integrity and compliance with law.

                 3 .      No officers or employees of any government or any
department, agency or instrumentality of any government or political party or political candidate or any entity in which such person has a beneficial interest will be retained as a Representative.

                 4 .      No officer, director, employee or affiliate of any
customer of the Company or any entity in which such person has a beneficial interest will be retained as a Representative.

                 5 .      No agreement or payment to any Representative will be
in violation of any law, including the FCPA.

                 6 .      No payment will be made to any Representative until
such Representative's agreement has been supplemented by an Addendum in the form attached executed by the Company and the Representative.

                 7 .      If any question arises concerning the legality of the
Representative's agreement with the Company, the Company will obtain legal advice.

                 8 .      The Representative's compensation shall be determined
solely on the basis of the written agreements between the Company and the Representative.

                 9 .      All sales transactions of the Company will be properly
recorded on the books and records of the Company.

                                                                       Exhibit A




               10. Compliance with this Policy is the responsibility of every Company employee. Violations of this Policy and failures by supervisors to detect violation of this Policy will subject individuals to discipline as appropriate to the situation.

               11. Mr. Harold B. Adams has been appointed as Compliance Officer with responsibility to oversee compliance with this Policy through training and publications that explain this Policy.

               12. The Compliance Officer shall establish a system to monitor and audit the compliance with this Policy and to detect violations of this Policy and the FCPA by employees of the Company or the Representative. The Compliance Officer shall report to the Board of Directors at least once a year on the Company's compliance with this Policy.

                                                                       Exhibit B




                 ADDENDUM TO THE GLOBAL TELESYSTEMS GROUP, INC.
                         POLICY ON FOREIGN TRANSACTIONS



               Whereas Bernard J. McFadden ("Representative") and Global TeleSystems Group, Inc. ("The Company") want to formally record their longstanding practice with respect to compliance with certain laws and to supplement their Consulting Agreement, dated as of July 1, 1996 (the "Agreement").

                Now, therefore, Representative and the Company agree as follows:

               1 .    Representative acknowledges that the laws of the Eurasian
continents and of the United States apply to its performance of the Agreement.

               2 .    Representative is familiar with the Foreign Corrupt
Practices Act (the "FCPA") and the Company's policy and procedures for compliance with the FCPA.

               3 .    No person who is an owner, officer, director, employee,
direct or indirect agent, or acts on behalf of Representative is an officer or employee of any government or any department or agency or instrumentality of any government or an official of any political party or a political candidate.

               4. No compensation Representative receives from the Company will be used, directly or indirectly, in violation of any law including the FCPA.

               5 .    Any payment to Representative shall be only in the form
of bank drafts or bank transfers to an account in the name of Representative in the country of Representative's principal place of business. No compensation shall be paid in currency or to any other person or place. Payment shall only be made against a written invoice and Compliance Certificate in the form attached.

               6 .    Representative shall not employ any person or entity or
obligate the Company with respect to any services for the Company without obtaining the prior written approval of the Company each time in advance.

               7 .    The Company's payments to Representative will only be
made if such payments are permitted under the applicable laws including the FCPA and are consistent with the Company's policy for its employees in the United States.

               8 .    All compensation and expense reimbursement paid by the
Company is subject to audit by the Company. Representative shall provide the Company with access to all books and records of Representative needed for such audit.

               9. The Company may disclose the existence and terms, including the compensation terms, of the Agreement to anyone the Company determines has a legitimate need to such information.

               10. If Representative receives any request in connection with the Company or its products that Representative believes may be a violation of any law, including the FCPA, Representative shall promptly notify
N. S. Molberger, General Counsel to the Company.

                                                                       Exhibit B



               11. The Company may terminate all agreements between itself and Representative at any time without further liability or obligation if it believes in good faith that there has been a breach of the terms of this Addendum by Representative.

Dated:

         /s/ [ILLEGIBLE]                            /s/ BERNARD S. MCFADDEN
---------------------------------              ---------------------------------
              Company                                    Representative

                                                                       Exhibit C



                           Certificate of Compliance



            I, BERNARD J. MCFADDEN ("Representative") certifies that:

     1. Representative will comply with the terms of the Addendum to the Global TeleSystems Group, Inc. Policy on Foreign Transactions ("Addendum"); and

     2. Representative has made no agreement or commitment which, if carried out in the future, would directly or indirectly violate the Addendum.


Dated:  19 SEPTEMBER 1996
      -----------------------


                                        /s/ BERNARD J. MCFADDEN
                                        ----------------------------
                                        Representative

                                        Bernard J. McFadden
                                        ----------------------------
                                        Print Name of Signatory